COMPREHENSIVE MANAGEMENT AGREEMENT

         THIS COMPREHENSIVE MANAGEMENT AGREEMENT is made as of the 29th day of September, 1998, by and between THE PURISIMA FUNDS, a Delaware business trust (hereinafter called the "Trust"), on behalf of each series of the Trust listed in APPENDIX A hereto, as such may be amended from time to time (each series hereinafter referred to individually as a "Fund" and collectively as the "Funds") and FISHER INVESTMENTS, INC., a California corporation (hereinafter called the "Manager").

                                   WITNESSETH:

         WHEREAS, the Trust is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged in the business of supplying investment advice and investment management services, as an independent contractor; and

         WHEREAS, the Trust desires to retain the Manager to render investment advice and investment management services to the Funds pursuant to the terms and provisions of this Agreement, and the Manager is interested in furnishing said advice and services;

         NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

         1. APPOINTMENT OF MANAGER. The Trust hereby employs the Manager, and the Manager hereby accepts such employment, to render investment advice and investment management services with respect to the assets of the Funds for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Trust's Board of Trustees.

         2.       DUTIES OF MANAGER.

                  (a) GENERAL DUTIES. The Manager shall, except as otherwise provided for herein, render or make available all services needed for the management of the Funds and shall, as part of its duties hereunder, (i) furnish the Funds with advice and recommendations with respect to the investment of each Fund's assets and the purchase and sale of portfolio securities for the Funds, including the taking of such other steps as may be necessary to implement such advice and recommendations; (ii) furnish the Funds with reports, statements and other data on securities, economic conditions and other pertinent subjects which the Trust's Board of Trustees may reasonably request; (iii) manage the investments of the Funds, subject to the ultimate supervision and direction of the Trust's Board of Trustees; (iv) prepare and coordinate reports and other materials with respect to the Funds to be supplied to the Board of Trustees of the Trust,
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including, without limitation, such periodic and special reports with respect to each Fund's investment activities as the Board may reasonably request; (v) provide personnel, office space, facilities and equipment as may be needed by the Funds in their day-to-day operations; (vi) provide persons satisfactory to the Trust's Board of Trustees to act as officers and employees of the Trust and the Funds (such officers and employees, as well as certain Trustees, may be trustees, directors, officers, or employees of the Manager or its affiliates); and (vii) provide the Funds with Fund accounting, including without limitation furnishing assistance and personnel necessary to price the portfolio securities of each Fund, calculate each Fund's net asset value for purposes of reporting to the public and other purposes, and prepare and maintain the books and records with respect to the Fund's investment portfolio as required by applicable laws.

                  (b) BROKERAGE. The Manager shall place orders for the purchase and sale of securities either directly with the issuer or with a broker or dealer selected by the Manager. In placing each Fund's securities trades, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution, in a reasonable effort to ensure that each Fund's total cost or proceeds in each transaction will be the most favorable under all the circumstances. Within the framework of this policy, the Manager may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party.

         It is also understood that it is desirable for the Funds that the Manager have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Funds than might result from the allocation of brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the purchase and sale of securities for the Funds may be made with brokers who provide such research and analysis, subject to review by the Trust's Board of Trustees from time to time. It is understood by both parties that the Manager may select broker-dealers for the execution of the Funds' portfolio transactions who provide research and analysis which the Manager may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to the Manager in connection with its services to other clients.

         On occasions when the Manager deems the purchase or sale of a security to be in the best interest of one or more of the Funds as well as of other
clients,   the  Manager,   to  the  extent  permitted  by  applicable  laws  and
regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to
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be the most equitable under the  circumstances and consistent with its fiduciary obligations to the Funds and to such other clients.

         3. BEST EFFORTS AND JUDGMENT. The Manager shall use its best judgment and efforts in rendering the advice and services to the Funds as contemplated by this Agreement.

         4. INDEPENDENT CONTRACTOR. The Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trust or the Funds in any way, or in any way be deemed an agent for the Trust or for the Funds. It is expressly understood and agreed that the services to be rendered by the Manager to the Funds under the provisions of this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be materially impaired thereby.

         5. MANAGER'S PERSONNEL. The Manager shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Manager shall be deemed to include persons employed or retained by the Manager to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Manager or the Trust's Board of Trustees may desire and reasonably request.

         6. REPORTS BY FUNDS TO MANAGER. Each Fund will from time to time furnish to the Manager detailed statements of its investments and assets, and information as to its investment objective or objectives and needs, and will make available to the Manager such financial reports, proxy statements, legal and other information relating to its investments as may be in its possession or available to it, together with such other information as the Manager may reasonably request.

         7. EXPENSES.

                  (a) With respect to the operation of each Fund, the Manager is responsible for (i) the compensation of any of the Trust's Trustees, officers, and employees who are affiliates of the Manager (but not the compensation of employees performing services in connection with expenses which are the Fund's responsibility under Subparagraph 7(b) below), (ii) providing office space and equipment reasonably necessary for the operation of the Funds, (iii) costs and expenses of pricing and calculating its net asset value and of maintaining its books of account required under the 1940 Act, including the pricing of each Fund's portfolio securities and the calculation of its daily net asset value,
(iv) expenditures in connection with meetings of each Fund's Shareholders and the Trust's Board of Trustees (other than compensation to the disinterested
Trustees   described   below);   (v)  charges   and   expenses  of  each  Fund's
administration,   transfer  agency,  custody,  legal,  accounting  and  auditing services; (vi) the cost of preparing and printing reports, proxy statements, prospectuses and statement of additional information of the
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Funds or other communications for distribution to existing shareholders;  (viii)
fees and expenses (including legal fees) of registering and maintaining registration of the Funds' shares for sale under federal and applicable state and foreign securities laws; and (ix) all expenses of maintaining and servicing shareholder accounts, including all charges for transfer, shareholder record keeping, dividend disbursing, redemption, and other agents for the benefit of the Funds (including, without limitation, fund accounting and administration agents), if any.

                  (b) Each Fund is responsible for and has assumed the obligation for payment of all of its expenses, other than as stated in Subparagraph 7(a) above, including but not limited to: (i) brokerage and commission expenses; (ii) federal, state, local or foreign taxes, including issue and transfer taxes, incurred by or levied on each Fund; (iii) interest charges on any borrowings; (iv) the compensation of the Trust's Trustees who are not affiliated with the Manager; (v) payment of all investment advisory and management fees (including the fees payable to the Manager under this Agreement); (vi) insurance premiums on property or personnel of each Fund which inure to its benefit, including liability and fidelity bond insurance; and (vii) all other charges and costs of its operation and any extraordinary and non-recurring expenses approved by a majority of the Fund's disinterested Trustees, except as herein otherwise prescribed.

                  (c) To the extent the Manager incurs any costs by assuming expenses which are an obligation of a Fund as set forth herein, such Fund shall promptly reimburse the Manager for such costs and expenses, except to the extent the Manager has otherwise agreed to bear such expenses. To the extent the services for which a Fund is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from such Fund to the extent of the Manager's actual costs for providing such services.

         8. INVESTMENT ADVISORY AND MANAGEMENT FEE.

                  (a) Each Fund shall pay to the Manager, and the Manager agrees to accept, as full compensation for all investment management and advisory services furnished or provided to such Fund pursuant to this Agreement, a management fee as set forth in the Fee Schedule attached hereto as APPENDIX B, as may be amended in writing from time to time by the Trust and the Manager.

                  (b) The management fee shall be accrued daily by each Fund and paid to the Manager monthly.

                  (c) The initial fee under this Agreement shall be payable monthly following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated prior to the end of any month, the fee to the Manager shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.
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                  (d) The  Manager  voluntarily  may reduce  any  portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses that are the responsibility of a Fund under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Manager hereunder or to continue future payments. Any such reduction will be agreed upon before accrual of the related expense or fee and will be estimated daily. Any fee withheld or voluntarily reduced and Fund expense paid by the Manager voluntarily or pursuant to an agreed upon expense cap shall, to the extent approved by the Trust's disinterested Trustees, be reimbursed by the appropriate Fund to the Manager in the first, second or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding, reduction or payment to the extent permitted by applicable law if the aggregate expenses for the next succeeding fiscal year, second succeeding fiscal year or third succeeding fiscal year do not exceed the expense limitation to which the Manager has agreed.

                  (e) The Manager may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement prior to the time such compensation or reimbursement has accrued as a liability of the Fund. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Manager hereunder.

         9. FUND SHARE ACTIVITIES OF MANAGER'S OFFICERS AND EMPLOYEES. The Manager agrees that neither it nor any of its officers or employees shall take any short position in the shares of the Funds. This prohibition shall not prevent the purchase of such shares by any of the officers or bona fide employees of the Manager or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the 1940 Act.

         10. CONFLICTS WITH TRUST'S GOVERNING DOCUMENTS AND APPLICABLE LAWS. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust and Funds.

         11. MANAGER'S LIABILITIES.

                  (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses
                                      -5-
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that may be sustained in the purchase,  holding or sale of any security or other asset or instrument by the Funds.

                  (b) The Funds shall indemnify and hold harmless the Manager and the shareholders, directors, officers and employees of the Manager (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expense and reasonable legal fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under this Agreement, provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties under this Agreement.

                  (c) No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or officer of the Manager, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

         12. NON-EXCLUSIVITY. The Trust's employment of the Manager is not an exclusive arrangement, and the Trust may from time to time employ other individuals or entities to furnish it with the services provided for herein. In the event this Agreement is terminated with respect to any Fund, this Agreement shall remain in full force and effect with respect to any and all other Funds listed on APPENDIX A hereto, as the same may be amended.

         13. TERM. This Agreement shall become effective at the time the Trust's initial Registration Statement under the Securities Act of 1933 with respect to the shares of the Trust is declared effective by the Securities and Exchange Commission and shall remain in effect for a period of two (2) years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect as to each Fund after such initial two-year period for additional periods not exceeding one (l) year so long as such continuation is approved with respect to such Fund at least annually by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of such Fund and
(ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

         14. TERMINATION. This Agreement may be terminated by the Trust on behalf of any one or more of the Funds, without payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of a Fund, upon sixty (60) days' prior written notice to the Manager, and by the Manager upon sixty (60) days' prior written notice to a Fund.

         15.   TERMINATION  BY  ASSIGNMENT.   This  Agreement   shall  terminate
automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act.
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         16.  TRANSFER,  ASSIGNMENT.  This  Agreement  may  not be  transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of each Fund.

         17. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

         18.  DEFINITIONS.   The  terms  "majority  of  the  outstanding  voting
securities" and "interested persons" shall have the meanings as set forth in the 1940 Act.

         19. NOTICE OF DECLARATION OF TRUST. The Manager agrees that the Trust's obligations under this Agreement shall be limited to the Funds and to their respective assets, and that the Manager shall not seek satisfaction of any such obligation from the shareholders of the Funds nor from any Trustee, officer, employee or agent of the Trust or the Funds.

         20.  CAPTIONS.   The  captions  in  this  Agreement  are  included  for
convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         21. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Investment Advisors Act of 1940 and any rules and regulations promulgated thereunder.
                                       -7-
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

THE PURISIMA FUNDS                          FISHER INVESTMENTS, INC.



By:      _______________________            By:      _______________________
Name:    Kenneth L. Fisher                  Name:    Kenneth L. Fisher
Title:   President                          Title:   President
                                       -8-
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                               THE PURISIMA FUNDS

                                   APPENDIX A
                     to the Investment Management Agreement

The provisions of the Comprehensive Management Agreement between the Trust and the Manager apply to the following series of the Trust:


     Fund                                              Effective Date
     ----                                              --------------

     1.       The Purisima Pure American Fund          September 29, 1998
     2.       The Purisima Pure Foreign Fund           September 29, 1998
                                       -9-
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                               THE PURISIMA FUNDS

                                   APPENDIX B
                     to the Investment Management Agreement

Each Fund shall pay to the Manager, as full compensation for all investment management, advisory and administrative services furnished or provided to such Fund pursuant to the Comprehensive Management Agreement, a management fee based upon each Fund's average daily net assets at the following per annum rates:


     Fund                                                 Fee
     ----                                                 ---

     1.       The Purisima Pure American Fund             1.50%
     2.       The Purisima Pure Foreign Fund              1.50%
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